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                                6,364,000 SHARES

                             SIMPLE TECHNOLOGY, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                                                               _______ ___, 2000

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
FIDELITY CAPITAL MARKETS, A DIVISION
   OF NATIONAL FINANCIAL SERVICES CORPORATION
As Representatives of the several
   Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  Simple Technology, Inc., a California corporation (the "Company"), proposes to sell 6,364,000 shares (the "Firm Stock") of the Company's Common Stock, par value $0.001 per share (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 954,600 shares of the Common Stock on the terms and for the purposes set forth in
Section 3 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

                  It is understood and agreed that the Company has consummated or will consummate the following transactions (each a "Transaction" and collectively, the "Transactions") prior to or concurrent with the closing of the offering: (i) the issuance of undistributed earnings notes (the "Undistributed Earnings Notes") to trusts established for the benefit of the Principal Shareholders (as defined below) and members of their respective families (collectively, the "Shareholder Trusts") in the aggregate principal amount equal to the Company's undistributed earnings from the date of the Company's formation through the date immediately prior to the completion of the offering; (ii) the issuance of the additional paid-in capital notes (the "Additional Paid-In Capital Notes") in the amount of $3.0 million representing additional paid-in capital proceeds originally invested by the Principal Shareholders or the Shareholder Trusts; (iii) the termination of the Company's S corporation status under Subchapter S of the Internal Revenue Code of


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1986, as amended, and the regulations and published interpretations thereunder
(the "Code"); (iv) the execution of a Distribution and Tax Indemnity Agreement, dated as of the date hereof, among the Company and the Shareholder Trusts (the "Tax Indemnity Agreement"); and (v) the payoff of the Undistributed Earnings Notes and the Additional Paid-In Capital Notes with a portion of the net proceeds from the offering.

     1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS. The Company and each of the principal shareholders of the Company named in Schedule 2 hereto (the "Principal Shareholders") represents, warrants and agrees that:

          (a) A registration statement on Form S-1, and amendments thereto, with respect to the Stock have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with
     Section 6(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.



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          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

          (c) The Company and each of its subsidiaries (as defined in Section
     17) have been duly incorporated or, in the case of limited liability companies, organized, and are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies, as the case may be, in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged except where the failure to so qualify would not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and none of the subsidiaries of the Company is a "significant subsidiary," as such term is defined in Rule 405 of the Rules and Regulations.

          (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and, except as disclosed in the Prospectus, all of the issued shares of capital stock of each corporate subsidiary of the Company and all of the membership interests in each limited liability company subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.



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          (e) The unissued shares of the Stock to be issued and sold by the
     Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable; and the Stock will conform to the description thereof contained in the Prospectus.

          (f) Each of this Agreement and the Tax Indemnity Agreement has been duly authorized, executed and delivered by the Company.

          (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Tax Indemnity Agreement, the Undistributed Earnings Notes and the Additional Paid-In Capital Notes.

          (h) The execution, delivery and performance of this Agreement and each of the other documents to be entered into in connection with the Transactions by the Company and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws or operating agreement, as the case may be, of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or any of the other documents to be entered into in connection with the other Transactions by the Company and the consummation of the transactions contemplated hereby and thereby.

          (i) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned


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     by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

          (j) Except as described in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (k) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock of the Company or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

          (l) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. No other financial statements and supporting schedules are required to be included in the Registration Statement or Prospectus. The financial data set forth in the Prospectus under the captions "Summary--Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and "Capitalization" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Prospectus. The pro forma consolidated financial data of the Company and its subsidiaries and the related notes thereto included under the caption "Summary--Summary Consolidated Financial Data," "Selected Consolidated Financial Data" and elsewhere in the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission's rules


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     and guidelines with respect to pro forma financial data and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other pro forma financial data is required to be included in the Registration Statement pursuant to Regulation S-X.

          (m) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in Section 8(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

          (n) Neither the Company nor any of its subsidiaries owns any real property. The Company and each of its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the Prospectus (ii) such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) where the failure to have such good and marketable title would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and all real property and buildings held under lease by the Company and its subsidiaries that are material to the Company and its subsidiaries taken as a whole, are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

          (o) The Company and each of its subsidiaries carry, or are covered by, insurance covering risks that are material to the Company on a consolidated basis in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

          (p) The Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property and assets which are material to them (herein called "Proprietary Rights") and necessary for the conduct of their respective businesses as described in the Prospectus. The Company and each of its subsidiaries takes security

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     measures to provide adequate trade secret protection of its material non-patented technology. Except as disclosed in the Prospectus, the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any Proprietary Rights, and except as described in the Prospectus, no action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending, or, to the knowledge of the Company, is threatened, which involves any Proprietary Rights. The Proprietary Rights of the Company referred to in the Prospectus do not infringe or conflict with any right or valid and enforceable patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, where such infringement or conflict would have a material adverse effect on the Company. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor, has it entered into or is a party to any contract which restricts or impairs the use of any such Proprietary Rights in a manner which would have a material adverse effect on the use of any of the Proprietary Rights. The Company has complied in all material respects with its respective contractual obligations relating to the protection of the Proprietary Rights used pursuant to licenses. Except as disclosed in the Prospectus, to the Company's knowledge no person is infringing on or violating the Proprietary Rights owned or used by the Company.

          (q) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

          (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders,


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     customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

          (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent, which might be expected to have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

          (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would be likely to have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

          (v) The Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have) a material adverse effect on the consolidated financial position, shareholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole. The Company has made all filings necessary to be treated as an S corporation, as defined in Section 1361(a) of the Code, from the date of the Company's election thereof through the date hereof or has otherwise received written permission from the IRS to be treated as an S corporation.

          (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities other than employee stock options, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any


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     transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

          (x) The Company (i) makes and keeps accurate books and records and
     (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (y) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or operating agreement, as the case may be, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject and which is material to the Company or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, in each case where such violation or failure under this clause (iii) would reasonably be expected to have a material adverse effect on the Company.

          (z) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, payoff, influence payment, kickback or other unlawful payment.

          (aa) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property


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     now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any local, state, federal and foreign laws or regulations with respect to environmental protection applicable to the Company or any of its subsidiaries.

          (bb) The Company is not, nor as of the Closing Date after giving effect to the consummation of the Transactions and the application of the net proceeds from the offering as described in the Prospectus, will it be, and no subsidiary of the Company is required to register as, an "investment company" or an entity "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (cc) On or prior to the Closing Date, each of the documents to be entered into in connection with the Transactions will have been duly authorized, executed and delivered by the Company in substantially the form previously provided to the Underwriters and will conform in all material respects to the descriptions thereof in the Prospectus.

          (dd) [None of the Directed Shares (as defined below) distributed in connection with the Directed Share Program (as defined below) will be offered or sold outside of the United States.] No consent, approval, authorization or order of, or qualification with, any governmental body or

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     agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered. The Company has not offered, or caused Lehman Brothers Inc. to offer, Stock to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (ee) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of such shares.

          (ff) There are no affiliations or associations, as such terms are defined in the Rules and Regulations of the NASD, between any member of the National Association of Securities Dealers, Inc. and any of the Company's officers or directors or shareholders that own at least five percent of the aggregate number of outstanding shares of Common Stock.

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PRINCIPAL SHAREHOLDERS. Each Principal Shareholder severally represents, warrants and agrees that the Principal Shareholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by the Principal Shareholder and the consummation by the Principal Shareholder of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Principal Shareholder is a party or by which the Principal Shareholder is bound or to which any of the property or assets of the Principal Shareholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Principal Shareholder or the property or assets of the Principal Shareholder; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Principal Shareholder and the consummation by the Principal Shareholder of the transactions contemplated hereby.

     3. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 6,364,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with


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respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

     In addition, the Company grants to the Underwriters an option to purchase up to 954,600 shares of Option Stock during the period specified in Section 5 hereof. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in
Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

     The price to the Underwriters of both the Firm Stock and any Option Stock shall be $_____ per share.

     The Company shall not be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

     4. OFFERING OF STOCK BY THE UNDERWRITERS.

     Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus; PROVIDED, HOWEVER, that no Stock registered pursuant to the Rule 462(b) Registration Statement, if any, shall be offered prior to the Effective Time thereof.

     5. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the offices of Brobeck, Phleger & Harrison LLP, 550 South Hope Street, Los Angeles, California 90071, at 10:00 A.M., New York City time, on the [third] full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

     The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "Delivery Date."

     Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New York City time, on the such Second Delivery Date. On such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

     6. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees:

          (a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and to file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

          (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and
     (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

          (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

          (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

          (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

          (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automatic quotation system upon which the Common Stock may be listed or quoted pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

          (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters; and to cause each shareholder, officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (a "Lock-up Agreement");

          (j) To deliver a Lock-up Agreement request to all current and former employees of the Company who have been granted options under the Company's employee benefit plans;

          (k) Prior to the Effective Date, to apply for the inclusion of the Stock on the National Market System and to use its best efforts to complete that listing, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date;

          (l) To apply the net proceeds from the sale of the Stock being sold by the Company as set forth in the Prospectus;

          (m) To take such steps as shall be necessary to ensure that the Company shall not become, and that any subsidiary of the Company shall not be required to register as, an "investment company" or "controlled" by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder;

          (n) Not to take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock (including the Stock) to facilitate the sale or resale of such shares; and

          (o) In connection with the Directed Share Program, to ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Company as to which Directed Share Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

     7. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the stock; (e) the costs of distributing the terms of agreement relating to the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication; (f) the filing fees incident to securing the review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (g) any applicable listing or other fees; (h) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (i) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of outside counsel for the Underwriters, incident to the Directed Share Program described in Section 10, (j) the documented costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (k) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this Section 7 and in Sections 10 and 13 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Principal Shareholders contained herein, to the performance by the Company and the Principal Shareholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

          (a) The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with or waived in writing by the Commission.

          (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Latham & Watkins, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the other Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Principal Shareholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (d) Brobeck, Phleger & Harrison LLP shall have furnished to the Representatives their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in the form attached hereto as Exhibit B.

          (e) Knobbe, Martens, Olson & Bear, LLP shall have furnished to the Representatives their written opinion, as intellectual property counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, to the effect that they serve as intellectual property counsel to the Company with respect to the Proprietary Rights, and that:

          (i) Such counsel is familiar with the technology used by the Company in its business and the manner of its use thereof and has read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus under the captions "Risk Factors--We are involved from time to time in litigation over intellectual property rights, which may adversely affect our ability to manufacture and sell our products," "Business--Intellectual Property Rights" and "Business--Legal Proceedings" (the "Patent Information"). Such counsel has considered the statements contained therein, although such counsel has not independently verified the accuracy, completeness and fairness of such statements. Based upon and subject to the foregoing, nothing has come to such counsel's attention, as of the date of the Prospectus and the date hereof, that leads such counsel to believe that the Patent Information contains an untrue statement of a material fact or omits to state a material fact in light of the circumstances in which they are made. As of the date of the Prospectus and the date hereof, such counsel has no reason to believe that the Patent Information is not in all material respects a fair and accurate summary of the legal matters, documents and proceedings relating thereto;

          (ii) Attached as Schedule A to such opinion is a list of the Company's U.S. patents and pending U.S. Patent applications (the "U.S. Patent Rights") which, to the best of such counsel's knowledge, are owned by the Company, as indicated on such Schedule A. To the best of such counsel's knowledge, where the Company is listed on Schedule A to such opinion as the owner of any U.S. Patent Right, either (A) an assignment from the inventor(s) to the Company has been recorded in the United States Patent and Trademark Office, or (b) the inventor(s) are under obligation of assignment to the Company, and an assignment will be recorded in the Untied States Patent and Trademark Office. To the best of such counsel's knowledge, there are no claims to any ownership interests or liens on any of the U.S. Patent Rights by any party other than the Company. The Company has no non-U.S. patents or pending non-U.S. patent applications and has not licensed the rights to use any patents;

          (iii) Such counsel has reviewed portions of certain patent estates, as set forth in Schedule A of such opinion, and is unaware of any facts that would lead it to believe that: (a) any of the patents are invalid, (b) any patent issued in respect of a patent application would be invalid, or (c) any material defects exist in respect of form in the preparation of filing of any of the patent applications;

          (iv) To the best of such counsel's knowledge, for each of the U.S. patent applications filed and prosecuted by such counsel reflected in Schedule B to such opinion, the Company has disclosed or intends to disclose to the United States Patent and Trademark Office all information known and believed to be material to patentability under the extant 37 C.F.R. Section 1.56;

          (v) Other than the disclosures set forth in the Prospectus, to the best of such counsel's knowledge, the Company has not received any claim of infringement of any patents held by others, and to the best of such counsel's knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company is infringing a patent. Except as described in the Prospectus, nothing has come to such counsel's attention that has led such counsel to believe that any patents of others are infringed by the present or future business of the Company as described in the Prospectus under the caption "Business"; and

          (vi) To the best of such counsel's knowledge, except as set forth in the Prospectus, there are no pending or threatened legal or governmental proceedings relating to the U.S. patents and pending U.S. patent applications reflected in Schedule A to such opinion, other than proceedings before the United States Patent and Trademark Office that are carried out during the course of prosecution.

          In rendering such opinion, such counsel may assume the genuineness of all signatures on original, certified or facsimile copies, the authenticity of all items submitted to such counsel as originals and the conformity with originals of all items submitted to such counsel as reproduction or certified copies. In examining documents executed by entities other than the Company, such counsel may assume that each other entity has the power and authority to execute and deliver, and to perform and observe the provisions of such documents, and the due authorization by each such entity of all requisite action and the due execution and delivery of such documents by each such entity. Such counsel need not express any opinion with regard to the enforceability of any license agreements or assignments nor with regard to intervening assignments.

          (f) L. Douglas Brown of Ezer Williamson Fischbach & Brown LLP, shall have furnished to the Representatives his written opinion, as litigation counsel to the Company, in connection with the litigation described in the Prospectus under the captions "Risk Factors--Success by Interactive Flight Technologies and Avnet in their lawsuit against us relating to our sale of allegedly defective products would harm our business" and "Business--Legal Proceedings--Interactive Flight Technologies, Inc.," in the form attached hereto as Exhibit C.

          (g) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

          (h) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

          (i) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

          (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

          (i) The representations, warranties and agreements of the Company in
     Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 8(a) and 8(k) have been fulfilled; and

          (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

          (k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or
     (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

          (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or New York State authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

               (m) The National Market System shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

               (n) On the Closing Date, the Company shall have consummated each of the Transactions and the Underwriters shall have been provided evidence, to their satisfaction, of the consummation thereof.

               (o) On the Closing Date, the Tax Indemnity Agreement, in substantially the form included as an exhibit to the Registration Statement at the time the Registration Statement was declared effective by the Commission, or in such other form satisfactory to the Underwriters and counsel to the Underwriters, shall have been executed and delivered by the parties thereto.

     All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

     9. INDEMNIFICATION AND CONTRIBUTION.

          (a) Each of the Company and, subject to the last sentence of this paragraph (a), the Principal Shareholders shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities
     Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue
     Sky Application or Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company and the Principal Shareholders shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company and the Principal Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made (i) in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application or Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 9(e) or (ii) in any Preliminary Prospectus if a copy of the Prospectus (or the Prospectus as then amended or supplemented) was not sent or given by or on behalf of the Underwriters to the person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of Stock to such person in any case where such delivery is required by the Act, such untrue statement contained in or omission from such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as so amended or supplemented) and the Company had previously furnished copies of such corrected Prospectus to the Underwriters. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter. Notwithstanding the foregoing or anything else to the contrary herein, the liability of each Principal Shareholder under the foregoing indemnity agreement and under such Principal Shareholder's representations and warranties contained in Section 1 of this Agreement shall be limited to an amount equal to the sum of (i) the aggregate principal amount of the Undistributed Earnings Notes payable by the Company to the Shareholder Trusts established for the benefit of such Principal Shareholder and members of such Principal Shareholder's family (other than another Principal Shareholder) as described in the Prospectus under the heading "S Corporation Status and Conversion" and (ii) the amount of all distributions made to such Shareholder Trusts representing additional paid-in capital originally invested by such Principal Shareholder or such Shareholder Trusts.

          (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) in any Blue Sky Application or
     (c) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Principal Shareholder under this Section 9 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or any Principal Shareholder. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for Lehman Brothers Inc. for the defense of any loss, claim, damage, liability or action arising out of the Directed Share Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Principal Shareholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
     (i) above but also the relative fault of the Company and the Principal Shareholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Principal Shareholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Principal Shareholders, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Shareholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Principal Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 9(d) are several in proportion to their respective underwriting obligations and not joint.

          (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures, the identification of and share allocation among the underwriting syndicate members and the paragraph concerning the role of Fidelity Capital Markets with respect to electronic distribution appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Prospectus, any Blue Sky Application and the Marketing Materials.

          10. DIRECTED SHARE PROGRAM.

          (a) It is understood that approximately ________ shares of the Firm Stock ("Directed Shares") will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Company and its subsidiaries ("Directed Share Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"). Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. To the extent that any Directed Shares are not affirmatively reconfirmed for purchase by any Directed Share Participant on or immediately after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

          (b) The Company agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Share Program, including counsel fees and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Share Program.

          (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless Lehman Brothers Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact regarding the Company contained in any material prepared by or with the prior written approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact regarding the Company required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Participant to pay for and accept delivery of Directed Shares that the Directed Share Participant agreed to purchase, (iii) arises out of the failure of any Directed Share Participant that is also an employee of the Company to pay for and accept delivery by the end of the first day after the date of this Agreement any Directed Shares that were allocated to such employee Directed Share Participant, (iv) arises out of, or is based upon, the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered, or (v) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of Lehman Brothers Inc. or such Underwriter.

          11. DEFAULTING UNDERWRITERS.

     If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 7, 10 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

     12. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 8(k), 8(l) or 8(m), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

     13. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company (including, without limitation, with respect to the Transactions) is not fulfilled, the Company will reimburse the Underwriters for all reasonable documented out-of-pocket expenses (including reasonable documented fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

     14. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., Three World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
     212-526-6588), with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Manouch Moshayedi, Chief Executive Officer (Fax: 949-851-2706), with a copy to Kenneth R. Bender, Esq., Brobeck, Phleger & Harrison LLP, 550 South Hope St., Suite 2100, Los Angeles, CA 90071; and

          (c) if to any Principal Shareholder, shall be delivered or sent by mail, telex or facsimile transmission to such Principal Shareholder at the address set forth on Schedule 2 hereto;

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 9(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Principal Shareholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

     15. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Principal Shareholders and their respective personal representatives and successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Principal Shareholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in
Section 9(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     16. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Principal Shareholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

     17. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

     19. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

     20. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.



                            [SIGNATURE PAGE FOLLOWS]

     If the foregoing correctly sets forth the agreement among the Company, the Principal Shareholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                 Very truly yours,

                                 SIMPLE TECHNOLOGY, INC.



                                 By
                                      ------------------------------------------
                                      Manouch Moshayedi
                                      Chief Executive Officer


                                 THE PRINCIPAL SHAREHOLDERS:



                                 -----------------------------------------------
                                 Manouch Moshayedi



                                 -----------------------------------------------
                                 Mark Moshayedi



                                 -----------------------------------------------
                                 Mike Moshayedi


Accepted:

LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
FIDELITY CAPITAL MARKETS, A DIVISION
     OF NATIONAL FINANCIAL SERVICES CORPORATION
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

         BY LEHMAN BROTHERS INC.


         By
           ------------------------------------
                  AUTHORIZED REPRESENTATIVE

                                   SCHEDULE 1



                                                                      Number of
                                                                      Shares of
                                                                      Firm Stock
                                                                       to be
Underwriters                                                          Purchased
------------                                                          ----------

Lehman Brothers Inc........................................
Banc of America Securities LLC.............................
Fidelity Capital Markets, a division of
  National Financial Services LLC..........................
              Total........................................
                                                                      ----------
                                                                       6,364,000
                                                                      ==========

                                   SCHEDULE 2

                   NAME AND ADDRESS OF PRINCIPAL SHAREHOLDERS



Manouch Moshayedi
3001 Daimler Street
Santa Ana, California 92705-5812
Fax:  ______________________


Mark Moshayedi
3001 Daimler Street
Santa Ana, California 92705-5812
Fax:  ______________________


Mike Moshayedi
3001 Daimler Street
Santa Ana, California 92705-5812
Fax:  ______________________

                                    EXHIBIT A

                            LOCK-UP LETTER AGREEMENT



LEHMAN BROTHERS INC.
BANC OF AMERICA SECURITIES LLC
FIDELITY CAPITAL MARKETS, A DIVISION
OF NATIONAL FINANCIAL SERVICES CORPORATION
As Representatives of the several
   Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

     The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (the "Underwriters") of shares (the "Shares") of Common Stock, par value $0.001 per share (the "Common Stock") of Simple Technology, Inc., a California corporation (the "Company"), and that the Underwriters propose to reoffer the Shares to the public (the "Offering").

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of Common Stock that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Stock (other than the Shares) owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or
(2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause
(1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

     The foregoing restrictions shall not apply to transfers of Common Stock by the undersigned (i) as bona fide gifts or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to sales or purchases of Common Stock acquired on the open market or
(iv) with respect to shares received in the Directed Share Program.

     In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     It is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, we will be released from our obligations under this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

     Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                             Very truly yours,


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:


Dated: _________________________

                                    EXHIBIT B

                                   OPINION OF
                        BROBECK, PHLEGER & HARRISON, LLP

                                    EXHIBIT C

                                   OPINION OF
                               LITIGATION COUNSEL




                                      C-1